Q3 FY21 Earnings Presentation February 3, 2021 Exhibit 99.2

2 Q3 FY21 Earnings Call Agenda I. Introduction Crystal GordonSVP and General Counsel II. Operational Highlights Chris Bradshaw President and CEO III. Financial Review Jennifer WhalenSVP and CFO IV. Concluding Remarks Chris BradshawPresident and CEO V. Questions & Answers

3 Cautionary Statement Regarding Forward-Looking Statements This presentation contains “forward-looking statements.” Forward-looking statements represent Bristow Group Inc.’s (the “Company”) current expectations or forecasts of future events. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “project,” or “continue,” or other similar words. These statements are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, reflect management’s current views with respect to future events and therefore are subject to significant risks and uncertainties, both known and unknown. The Company’s actual results may vary materially from those anticipated in forward-looking statements. The Company cautions investors not to place undue reliance on any forward-looking statements. Forward-looking statements speak only as of the date of the document in which they are made. The Company disclaims any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which the forward-looking statement is based that occur after the date hereof. Risks that may affect forward-looking statements include, but are not necessarily limited to, those relating to: the COVID-19 pandemic and related economic repercussions have resulted, and may continue to result, in a decrease in the price of and demand for oil, which has caused, and may continue to cause, a decrease in the demand for our services; expected cost synergies and other benefits of the merger (the “Merger”) of the entity formerly known as Bristow Group Inc. (“Old Bristow”) and Era Group Inc.(“Era”) might not be realized within the expected time frames, might be less than projected or may not be realized at all; the ability to successfully integrate the operations, accounting and administrative functions of Era and Old Bristow; managing a significantly larger company than before the completion of the Merger; diversion of management time on issues related to integration of the companies; the increase in indebtedness as a result of the Merger; operating costs, customer loss and business disruption following the Merger, including, without limitation, difficulties in maintaining relationships with employees and customers, may be greater than expected; our reliance on a limited number of customers and the reduction of our customer base as a result of bankruptcies or consolidation; the possibility that we may be unable to maintain compliance with covenants in our financing agreements; fluctuations in worldwide prices of and demand for oil and natural gas; fluctuations in levels of oil and natural gas exploration, development and production activities; fluctuations in the demand for our services; the possibility that we may impair our long-lived assets, including goodwill, inventory, property and equipment and investments in unconsolidated affiliates; our ability to implement operational improvement efficiencies with the objective of rightsizing our global footprint and further reducing our cost structure; the possibility of significant changes in foreign exchange rates and controls, including as a result of the U.K. having exited from the European Union (“E.U.”) (“Brexit”); the impact of continued uncertainty surrounding the affects Brexit will have on the British, EU and global economies and demand for oil and natural gas; potential effects of increased competition; the inability to remediate the material weaknesses identified in internal controls over financial reporting relating to our monitoring control processes; the possibility that we may be unable to re-deploy our aircraft to regions with greater demand; the possibility of changes in tax and other laws and regulations, and policies, including, without limitation, actions of the Biden Administration that impact oil and gas operations or favor renewable energy projects in the U.S.; the possibility that we may be unable to dispose of older aircraft through sales into the aftermarket; general economic conditions, including the capital and credit markets; the possibility that segments of our fleet may be grounded for extended periods of time or indefinitely; the existence of operating risks inherent in our business, including the possibility of declining safety performance; the possibility of political instability, war or acts of terrorism in any of the countries where we operate; the possibility that reductions in spending on aviation services by governmental agencies could lead to modifications of our search and rescue (“SAR”) contract terms with the UK government, our contracts with the Bureau of Safety and Environmental Enforcement ("BSEE") or delays in receiving payments under such contracts; and our reliance on a limited number of helicopter manufacturers and suppliers. You should not place undue reliance on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Our forward-looking statements are based on the information currently available to us and speak only as of the date hereof. New risks and uncertainties arise from time to time, and it is impossible for us to predict these matters or how they may affect us. We have included important factors in the section entitled “Risk Factors” in the Company’s joint proxy and consent solicitation statement/prospectus (File No. 333-237557), filed with the United States Securities and Exchange Commission (the “SEC”) on May 5, 2020 and the Company’s Quarterly Report on Form 10-Q for the Quarter ended December 31, 2020, which we believe over time, could cause our actual results, performance or achievements to differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements. You should consider all risks and uncertainties disclosed in the Proxy Statement and in our filings with the SEC, all of which are accessible on the SEC’s website at www.sec.gov. This presentation includes an illustrative calculation of the Company’s Net Asset Value. The Company’s Net Asset Value is based upon the market value of the Company’s owned helicopters (as determined by third party appraisals) plus the book value of the Company’s other assets less the Company’s liabilities. For the purposes of this Net Asset Value calculation, the market value of the Company's helicopters is pulled directly from valuation specialists’ and third party analysts’ reports. When using third party reports, the market value is as of the date of such report and is not updated to reflect factors that may impact the valuation since the date of such report, including fluctuations in foreign currency exchange rates, oil and gas prices and the balance of supply and demand of helicopters. There is no assurance that market value of an asset represents the amount that the Company could obtain from an unaffiliated third party in an arm’s length sale of the asset, the fleet or the Company.

4 Non-GAAP In addition to financial results calculated in accordance with U.S. generally accepted accounting principles (“GAAP”), this presentation includes certain non-GAAP measures including EBITDA, Adjusted EBITDA, Net Debt, Free Cash Flow and Adjusted Free Cash Flow. EBITDA and Adjusted EBITDA are presented as supplemental measures of the Company’s operating performance. EBITDA is defined as Earnings before Interest expense, Taxes, Depreciation and Amortization. Adjusted EBITDA is defined as EBITDA further adjusted for special items that occurred during the reporting period and noted in the applicable reconciliation. Since neither EBITDA nor Adjusted EBITDA is a recognized term under GAAP they should not be used as an indicator of, or an alternative to, net income as a measure of operating performance. In addition, EBITDA and Adjusted EBITDA are not intended to be measures of free cash flow available for discretionary use, as they do not take into account certain cash requirements, such as debt service requirements. Because the definitions of EBITDA and Adjusted EBITDA (or similar measures) may vary among companies and industries, they may not be comparable to other similarly titled measures used by other companies. Free Cash Flow represents the Company’s net cash provided by operating activities plus proceeds from disposition of property and equipment, less expenditures related to purchases of property and equipment. Adjusted Free Cash Flow is Free Cash Flow adjusted to exclude professional services fees and other costs paid in relation to the Merger, the implementation of fresh-start accounting and the voluntary petitions filed by Old Bristow and certain of its subsidiaries on May 11, 2019 in the U.S. Bankruptcy Court for the Southern District of Texas, Houston Division seeking relief under Chapter 11 of Title 11 of the U.S. Code (the “Chapter 11 Cases”). Management believes that the use of Adjusted Free Cash Flow is meaningful as it measures the Company’s ability to generate cash from its business after excluding cash payments for special items. Management uses this information as an analytical indicator to assess the Company’s liquidity and performance. However, investors should note numerous methods may exist for calculating a company's free cash flow. As a result, the method used by management to calculate Adjusted Free Cash Flow may differ from the methods used by other companies to calculate their free cash flow. The Company also presents Net Debt, which is a non-GAAP measure, defined as total principal balance on borrowings less unrestricted cash and cash equivalents. Each of these non-GAAP measures has limitations and therefore should not be used in isolation or as a substitute for the amounts reported in accordance with GAAP. A reconciliation of each of EBITDA, Adjusted EBITDA, Adjusted EBITDA excluding gains or losses on asset dispositions, Free Cash Flow, Adjusted Free Cash Flow. and net debt is included elsewhere in this presentation. Pro Forma This presentation also includes certain financial information provided on a “pro forma” basis to reflect the consummation of the Merger and certain related transactions. The results of operations data was prepared assuming the Merger and related transactions occurred at the beginning of the applicable period. Pro forma financial information included in this presentation has been prepared in accordance with guidance set forth in Article 11 of Regulation S-X. As a result, we do not believe our pro forma information are non-GAAP financial measures. Pro forma financial information does not necessarily reflect the actual results that we would have achieved had the pro forma transactions been consummated on the date or dates indicated nor does it reflect our potential future results. Non-GAAP and Pro Forma Financial Measures

5 Global Leadership Position in Helicopter Industry Aircraft Fleet 2 Pro Forma LTM Revenue by Region 1 256 $1.2 bn • Bristow and Era merged on June 11, 2020, forming a larger, more diverse industry leader  Bristow was the accounting acquirer  Periods prior to the merger only include operating results of legacy Bristow Group Inc. • Bristow remains headquartered in Houston, TX and publicly traded on the NYSE (Ticker: VTOL) • Pro forma LTM revenues of $1.2 billion1 • Global leader in offshore oil and gas personnel transportation, with significant end market diversification from government services contracts including UK SAR • 3,160 employees, including 892 pilots and 848 mechanics(2) • Diverse fleet of 256 aircraft(2)  Mostly owned (80%) with attractive lease rates for the balance of the fleet 1) Reflects pro forma 12/31/2020 LTM revenue; see page 20 for reconciliation 2) As of 12/31/2020

6 G&A Savings Other OpEx Savings +$50 Million Annual Run-Rate Savings Fleet Cost Savings  Increased synergy run rate from $45mm to $50mm  Elimination of redundant corporate expenses Realization of operational efficiencies in the U.S. Gulf of Mexico Optimization of aircraft maintenance programs and fleet utilization  Synergies expected to be realized in the first ~12 to 24 months following the close of the Merger Substantial and Highly Achievable Cost Synergies Identified As of January 31st, synergy projects representing ~$27 million of annualized run-rate savings have been completed

7 No Material Impact From Recent Executive Order • The new U.S. administration recently issued an executive order pausing new oil and natural gas leases in federal waters • Bristow does not expect a material impact to the Company’s business  Globally, drilling and exploration activities account for less than 20% of our oil & gas revenues (representing less than 15% of total Company revenues)  In the U.S. Gulf of Mexico, Bristow is currently servicing just three drilling rigs (i.e., only a few helicopters involved)  The suspension applies to the issuance of new leases, not activity on existing leases  Permitting activity has continued in the U.S. Gulf of Mexico, with 22 new drilling permits issued since January 20th, when President Joe Biden was inaugurated

8 Strong Balance Sheet and Financial Flexibility • Total available liquidity as of December 31, 2020 was $345.0 million  $293.5 million in unrestricted cash balances  $51.5 million of remaining availability under the Company’s ABL facility • Net debt of $370 million as of December 31, 2020 • Bristow generated $27 million of Adjusted Free Cash Flow excluding Net Capex(1) in the three months ended December 31, 2020 • All of the Company's unfunded capital commitments may be canceled without further liability other than forfeiture of previously paid deposits of $2.1 million • During the current quarter, the Company repurchased 102,925 shares for consideration of $2.4 million • Pro Forma LTM Adj. EBITDA(2) of $181mm (1) See page 18 for reconciliation. Net (proceeds from)/purchases of property and equipment (“Net Capex”) (2) See page 17 for reconciliation of LTM Adjusted EBITDA

9 Q3 FY21 Results – Sequential Quarter Comparison Adjusted EBITDA, excl. Asset Sales Operating Revenue • Operating revenues were $4.6 million higher than Q2 FY21  Higher revenues from oil and gas services in the Americas region were partially offset by a decrease in utilization in other regions; and  Higher other revenues due to part sales • Operating expenses were $3.7 million lower in Q3 primarily due to severance costs incurred in Q2, partially offset by higher maintenance costs • General and administrative expenses were $1.3 million lower primarily due to decreased professional services fees • Loss on impairment of $51.9 million related to the investment in Cougar and $1.4 million related to helicopters held for sale • Foreign exchange gains decreased by $6.1 million • Adjusted EBITDA, excl. asset sales, decreased by $6.8 million • Adjusted EBITDA excludes special items. See page 15 for a description of special items and reconciliation to net income

10 Adjusted EBITDA, excl. Asset Sales(1) Operating Revenue(1) Q3 FY21 Results – Pro Forma Calendar Quarter Comparison (1) Unless otherwise noted, all information for Q3 FY20 is provided on a pro forma basis • Operating revenues were $55.1 million lower than pro forma Q3 FY20 (“Q3 FY20”) primarily due to lower utilization in oil and gas and fixed wing services(1) • Operating expenses were $49.9 million lower due to decreased activity • General and administrative expenses were $13.8 million lower primarily due to lower compensation costs and lower professional services fees • Loss on impairment of $51.9 million related to the investment in Cougar and $1.4 million related to helicopters held for sale • Q3 FY21 foreign exchange gains were $0.9 million compared to $10.6 million in Q3 FY20 • Adjusted EBITDA, excl. asset sales, decreased by $5.9 million • Adjusted EBITDA excludes special items. See pages 15 and 16 for a description of special items and reconciliation to net income

11 Appendix

12 Fleet Overview (1) As of 12/31/2020 (2) Reflects the average age of helicopters that are owned Number of Aircraft(1) Operating Aircraft Type OwnedAircraft Leased Aircraft Aircraft Held For Sale Consolidated Aircraft Average Age (years)(2) Heavy Helicopters: S-92A 35 28 — 63 11 S-92A U.K. SAR 3 7 — 10 6 H225 — — 2 2 10 AW189 6 1 — 7 5 AW189 U.K. SAR 11 — — 11 4 55 36 2 93 Medium Helicopters: AW139 53 7 — 60 10 S-76 C+/C++ 26 — — 26 13 S-76D 8 — 2 10 6 B212 3 — — 3 39 90 7 2 99 Light—Twin Engine Helicopters: AW109 6 — — 6 14 EC135 10 — — 10 12 BO 105 2 — — 2 35 18 — — 18 Light—Single Engine Helicopters: AS350 17 — — 17 23 AW119 13 — — 13 14 30 — — 30 Total Helicopters 193 43 4 240 12 Fixed wing 7 4 3 14 UAV — 2 — 2 Total Fleet 200 49 7 256

13 NAV per Share Calculation Note: Helicopter fair market values based on annual desktop appraisals performed by Ascend by Cirium as of September 30, 2020. FMV excludes aircraft held for sale (Held for sale assets included at book value) Diluted share count reflects outstanding shares as of 12/31/2020 inclusive of unvested awards (in $ millions, except share data) 12/31/2020 + FMV of Owned Aircraft $1,595 + NBV of Other PP&E 274 + Working Capital 398 + Other Net Tangible Assets 234 - Total Debt (616) - Deferred Taxes (65) Net Asset Value $1,819 Diluted Share Count 30.8 Current Share Price (1/28/2021) $25.16 Current Price % (Disc) / Prem NAV per Share (excl. Leased Aircraft and Deferred Taxes) $61.10 (58.8%) Net Book Value Per Share $31.75 (20.7%)

14 Strong Balance Sheet and Liquidity Position  Bristow has $293.5 million of unrestricted cash and total liquidity of $345.0 million(1)  Repurchased ~$12mm of the 7.750% Senior Notes  Bristow paid off ~$17mm of Promissory Notes in December  As of December 31, 2020, the availability under the amended ABL was $51.5 million (1) Balances reflected as of 12/31/2021 (2) As of 12/31/2020, the ABL had $14 million in letters of credit drawn against it Amount Rate Maturity ($ in mm, as of 12/31/2020) Cash $ 298 ABL ($75mm)(2) — L+250 bps Apr-23 PK Air Debt 204 L+500 bps Jan-25 Macquarie Debt 152 L+535 bps Mar-23 Lombard Debt (BULL) 93 L+225 bps Dec-23 Lombard Debt (BALL) 77 L+225 bps Jan-24 Airnorth 6 L+181 bps Apr-23 Other Debt — L+285 bps Total Secured Debt $ 532 Senior Unsecured Notes $ 132 7.750% Dec-22 Total Debt $ 664 Less: Unrestricted Cash $ (294) Net Debt $ 370

15 Quarterly Reconciliation of Non-GAAP Financial Measures Successor Predecessor Three Months Ended December 31, 2020 Three Months Ended September 30, 2020 Two Months Ended December 31, 2019 One Month Ended October 31, 2019 Adjusted EBITDA reconciliation ($000s) Net loss $ (57,260) $ (27,992) $ (152,543) $ (504,199) Depreciation and amortization 17,931 18,537 11,926 8,222 Interest expense 13,203 13,445 9,674 79,235 Income tax (benefit) expense 13,447 8,578 11,600 (13,889) EBITDA $ (12,679) $ 12,568 $ (119,343) $ (430,631) Special items (1) 62,057 33,202 143,680 448,062 Adjusted EBITDA $ 49,378 $ 45,770 $ 24,337 $ 17,431 (Gains) losses on asset dispositions, net (1,951) 8,473 154 (249) Adjusted EBITDA excluding asset dispositions $ 47,427 $ 54,243 $ 24,491 $ 17,182 Successor Predecessor Three Months Ended December 31, 2020 Three Months Ended September 30, 2020 Two Months Ended December 31, 2019 One Month Ended October 31, 2019 Loss on impairment $ 53,249 $ 17,596 $ — $ — PBH intangible amortization 5,641 5,644 10,024 — Merger-related costs 4,450 4,497 318 — Organizational restructuring costs 1,547 13,326 23 388 Early extinguishment of debt 229 — — — Government grants (1,075) (2,201) — — Bankruptcy related costs (1,984) — — 447,674 Bargain purchase gain — (5,660) — — Change in fair value of preferred stock derivative liability — — 133,315 — $ 62,057 $ 33,202 $ 143,680 $ 448,062 (1) Special items include the following:

16 Old Bristow Era Group Inc. Pro Forma Bankruptcy related costs $ 447,674 $ — $ 447,674 Change in fair value of preferred stock derivative liability 133,315 — 133,315 PBH intangible amortization 10,024 214 10,238 Involuntary separation programs 411 — 411 Merger-related costs 318 965 1,283 Loss on impairments — 2,551 2,551 $ 591,742 $ 3,730 $ 595,472 Pro Forma Q3 FY20 Reconciliation (1) Special items include the following: Old Bristow Era Group Inc. Pro Forma Net loss $ (656,742) $ (811) $ (657,553) Depreciation and amortization 20,148 9,337 29,485 Interest expense 88,909 3,517 92,426 Income tax benefit (2,289) (1,052) (3,341) EBITDA $ (549,974) $ 10,991 $ (538,983) Special items (1) 591,742 3,730 595,472 Adjusted EBITDA $ 41,768 $ 14,721 $ 56,489 Gains on asset dispositions, net (95) (3,095) (3,190) Adjusted EBITDA excluding asset dispositions $ 41,673 $ 11,626 $ 53,299

Reconciliation of Pro Forma LTM Adjusted EBITDA

	Old Bristow January 1, 2020 - June 30, 2020	Era Group Inc. January 1, 2020 - June 11, 2020	Legacy Era June 12 - 30, 2020	Bristow Group Inc. July 1, 2020 - December 31, 2020	Pro Forma LTM December 31, 2020
Net income (loss)	$ 367,326	$ (25,348)	$ (4,305)	$ (85,252)	$ 252,421
Depreciation and amortization	32,226	17,325	443	36,468	86,462
Interest expense	25,045	6,089	749	26,648	58,531
Income tax (benefit) expense	(14,915)	(3,298)	508	22,025	4,320
EBITDA	$ 409,682	$ (5,232)	$ (2,605)	$ (111)	$ 401,734
Special items (1)	(338,633)	18,168	2,502	95,259	(222,704)
Adjusted EBITDA	$ 71,049	$ 12,936	$ (103)	$ 95,148	$ 179,030
(Gains) losses on asset dispositions, net	(5,230)	175	5	6,522	1,472
Adjusted EBITDA excluding asset dispositions	$ 65,819	$ 13,111	$ (98)	$ 101,670	$ 180,502

(1) Special items include the following:	Old Bristow January 1, 2020 - June 30, 2020	Era Group Inc. January 1, 2020 - June 11, 2020	Legacy Era June 12 - 30, 2020	Bristow Group Inc. July 1, 2020 - December 31, 2020	Pro Forma LTM December 31, 2020
Loss on impairments	$ 28,824	$ (182)	$ —	$ 70,845	$ 99,487
Merger related	21,115	17,968	2,317	8,947	50,347
PBH intangible amortization	10,429	382	185	11,285	22,281
Bankruptcy related costs	7,232	—	—	(1,984)	5,248
Organizational restructuring costs	3,216	—	—	14,873	18,089
Early extinguishment of debt fees	615	—	—	229	844
Government grants	(1,760)	—	—	(3,276)	(5,036)
Bargain purchase gain	(75,433)	—	—	(5,660)	(81,093)
Change in fair value of preferred stock derivative liability	(332,871)	—	—	—	(332,871)
	$ (338,633)	$ 18,168	$ 2,502	$ 95,259	$ (222,704)

Bristow

TARGET ZERO

17

18 Reconciliation of Free Cash Flow Successor Three Months Ended December 31, 2020 Three Months Ended September 30, 2020 Net cash provided by (used in) operating activities $ 25,078 $ 41,857 Plus: Proceeds from disposition of property and equipment 14,361 40,475 Less: Purchases of property and equipment (3,860) (4,523) Free Cash Flow $ 35,579 $ 77,809 Plus: Organizational restructuring costs 1,547 13,326 Plus: Merger-related costs 1,247 4,026 Less: Government grants (1,075) (2,201) Adjusted Free Cash Flow $ 37,298 $ 92,960 Net (proceeds from)/purchases of property and equipment (“Net Capex”) (10,501) (35,952) Adjusted Free Cash Flow excluding Net Capex $ 26,797 $ 57,008

Operating Revenues and Flight Hours by Line of Service

	Successor			Predecessor
	Three Months Ended December 31, 2020	Three Months Ended September 30, 2020	Two Months Ended December 31, 2019	One Month Ended October 31, 2019
Operating revenues ($000s)				
Oil and gas:				
Europe Caspian	$ 93,383	$ 98,495	$ 71,888	$ 38,200
Americas	97,435	93,102	39,758	21,416
Africa	23,055	21,237	26,286	12,924
Asia Pacific	3,383	2,920	2,090	1,745
Total oil and gas	217,256	215,754	140,022	74,285
UK SAR Services	56,470	56,978	36,822	17,858
Fixed Wing Services	20,054	20,310	16,333	9,397
Other	6,495	2,680	145	119
	$ 300,275	$ 295,722	$ 193,322	$ 101,659

	Successor			Predecessor
	Three Months Ended December 31, 2020	Three Months Ended September 30, 2020	Two Months Ended December 31, 2019	One Month Ended October 31, 2019
Flight Hours by line of service				
Oil and gas:				
Europe Caspian	11,956	12,330	9,215	5,146
Americas	10,990	10,891	5,296	3,119
Africa	2,353	1,743	2,770	1,398
Asia Pacific	241	62	141	83
Total oil and gas	25,540	25,026	17,422	9,746
UK SAR Services	2,321	2,797	1,530	779
Fixed Wing Services	3,494	3,391	2,147	1,187
	31,355	31,214	21,099	11,712

Bristow

TARGET ZERO

19

20 Reconciliation of Pro Forma LTM Operating Revenues Quarter Ended March 2020 June 2020 September 2020 December 2020 LTM Revenue Europe Caspian $ 161.1 $ 159.6 $ 158.0 $ 152.1 $ 630.8 Americas 113.1 92.8 94.3 99.1 399.3 Africa 38.5 31.5 22.7 24.7 117.4 Asia Pacific 18.5 12.7 20.6 20.8 72.6 Corp and Other 0.2 0.1 0.1 3.6 4.0 Total $ 331.4 $ 296.7 $ 295.7 $ 300.3 $ 1,224.1